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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 (file no. 333-37725) of our report, dated September 2, 1998, on our audits of the financial statements of Princeton Video Image, Inc. We also consent to the references to our firm under the captions "Experts" and "Summary Financial Information".

                                                      PricewaterhouseCoopers LLP

Princeton, New Jersey
November 17, 1998